UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Fibrocell Science, Inc.
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NOTICE OF 2017 ANNUAL MEETING
OF STOCKHOLDERS AND PROXY STATEMENT

______________________________________________________________________________________________________

Meeting Date
June 22, 2017
______________________________________________________________________________________________________

405 Eagleview Blvd.
Exton, Pennsylvania 19341
(484) 713-6000

April 27, 2017

Dear Stockholders:

We are pleased to invite you to attend our 2017 Annual Meeting of Stockholders (the Annual Meeting) to be held on Thursday, June 22, 2017 at 8:30 a.m., local time, at our corporate headquarters located at 405 Eagleview Blvd., Exton, Pennsylvania 19341.

Details regarding the business to be conducted at the Annual Meeting are described in the Notice of Internet Availability of Proxy Materials (Notice) you received in the mail and in this Notice of 2017 Annual Meeting of Stockholders and Proxy Statement (Proxy Statement). We have also made available a copy of our 2016 Annual Report on Form 10-K with this Proxy Statement.

We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet by following the instructions provided in the Notice, or, if you requested a printed or email copy of the proxy materials, you can also vote by telephone or mail by following the instructions contained on the proxy or voting instruction card that accompanied your proxy materials. Please review the instructions for each of your voting options described in this Proxy Statement, as well as in the Notice you received in the mail.

Thank you for your ongoing support of Fibrocell. We look forward to seeing you at the Annual Meeting.

Very truly yours,

John M. Maslowski
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
This Notice of 2017 Annual Meeting of Stockholders and Proxy Statement
and our 2016 Annual Report are available at http://www.proxyvote.com

________________________

In this Proxy Statement, the words “Fibrocell,” “the Company,” “we,” “our,” “us” and similar terms refer to Fibrocell Science, Inc. and its consolidated subsidiaries, unless the context indicates otherwise.

Fibrocell, Fibrocell Science and the Fibrocell logo are trademarks of Fibrocell. Other trademarks, trade names and service marks appearing in this Proxy Statement are the property of their respective owners. All images contained in this Proxy Statement are the property of Fibrocell.

Unless otherwise indicated, all share amounts and the exercise price of any of our securities reflect, as applicable, the occurrence of a 1-for-25 reverse split of our common stock that occurred on April 30, 2013 and the occurrence of a 1-for-3 reverse split of our common stock that occurred on March 10, 2017.

This Notice of 2017 Annual Meeting of Stockholders and Proxy Statement (Proxy Statement) and our accompanying 2016 Annual Report on Form 10-K (Annual Report) are being distributed and made available on or about April 27, 2017.

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders (the Annual Meeting) of Fibrocell Science, Inc. (the Company, we, our or us) will be held on Thursday, June 22, 2017 at 8:30 a.m., local time, at our corporate headquarters located at 405 Eagleview Blvd., Exton, Pennsylvania 19341, for the following purposes:

1.	To elect two director nominees to our Board of Directors, each to serve until our 2020 Annual Meeting of Stockholders or until such person's successor is qualified and elected.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017.

3.	To transact any other business that is properly brought before the Annual Meeting or any adjournments or postponements thereof.
Our Board of Directors has fixed the close of business on April 25, 2017 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof (the Record Date). The Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.
Your vote is important. Even if you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the "Questions and Answers About the Proxy Materials and Voting" section of this Notice of 2017 Annual Meeting of Stockholders and Proxy Statement and, if you requested a printed or email copy of these proxy materials, your enclosed proxy or voting instruction card.

By Order of the Board of Directors,

John M. Maslowski
President and Chief Executive Officer	April 27, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
This Notice of 2017 Annual Meeting of Stockholders and Proxy Statement
and our 2016 Annual Report are available at http://www.proxyvote.com

Fibrocell - 2017 Proxy Statement | 1

QUESTIONS AND ANSWERS
ABOUT
THE PROXY MATERIALS AND VOTING
Proxy Materials

Why am I receiving these proxy materials?

Our Board of Directors (Board) has made these proxy materials available to you on the Internet, or, upon your request, has delivered a printed or email copy of these proxy materials to you, in connection with its solicitation of proxies for use at our 2017 Annual Meeting of Stockholders (Annual Meeting), which will take place on Thursday, June 22, 2017 at 8:30 a.m., local time, at our corporate headquarters located at 405 Eagleview Blvd., Exton, Pennsylvania 19341. You are invited to attend the Annual Meeting if you were a Fibrocell stockholder as of the close of business on April 25, 2017 (the Record Date), or hold a valid proxy for the Annual Meeting. These proxy materials include information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (SEC) and are designed to assist you in voting your shares.

What is included in the proxy materials?

The proxy materials include:

•	this Notice of 2017 Annual Meeting of Stockholders and Proxy Statement (Proxy Statement);

•	our 2016 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the year ended December 31, 2016 (Annual Report); and

•	if you requested a printed or email copy of these proxy materials, the proxy or voting instruction card that accompanied these materials.

What information is contained in this Proxy Statement and our Annual Report?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance matters, and certain other required information. Our Annual Report contains information about our business and our audited financial statements.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with SEC rules, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (Notice), which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy or voting instructions on the Internet. If you would like to receive a paper or email copy of the proxy materials, you should follow the instructions in the Notice for requesting such materials.

How can I access the proxy materials over the Internet?

The Notice and, if you requested to receive a printed or email copy of these proxy materials, the proxy or voting instruction card that accompanied these materials, contains instructions on how to:

•	view the proxy materials for the Annual Meeting on the Internet and vote your shares; and

•	instruct us to send our future proxy materials to you electronically by email.

Fibrocell - 2017 Proxy Statement | 2

Our proxy materials are also available on at http://www.proxyvote.com.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.
Voting Information

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

Proposal No. 1:	The election of two director nominees to our Board of Directors, each to serve until our 2020 Annual Meeting of Stockholders or until such person's successor is qualified and elected.

Proposal No. 2:	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

See the "Proposals" section of this Proxy Statement for information on these proposals. We will also consider any other business that is properly brought before the Annual Meeting or any adjournments or postponements thereof. See “What happens if additional matters are presented at the Annual Meeting?” below.

How does the Board of Directors recommend that I vote?

Our Board recommends that you vote your shares as follows:

Board Recommendation

Proposal No. 1:	The election of two director nominees to our Board of Directors, each to serve until our 2020 Annual Meeting of Stockholders or until such person's successor is qualified and elected.	FOR ALL

Proposal No. 2:	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	FOR

See the "Proposals" section of this Proxy Statement for information on these proposals and our Board's recommendations.

What happens if additional matters are presented at the Annual Meeting?

Other than the two items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the person named as proxy holder, John M. Maslowski, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting or any adjournments or postponements thereof. If, for any reason, any of the director nominees is not available as a candidate for director, the person named as proxy holder will vote your proxy for such other candidate or candidates as may be nominated by our Board.

How many votes do I have?

Each share of our common stock that you own as of the Record Date entitles you to one vote on each matter presented at the Annual Meeting. As of the Record Date, 14,695,076 shares of our common stock were issued and outstanding. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a purpose related to the Annual Meeting during normal business hours at our executive offices for a period of at least 10 days preceding the date of the Annual Meeting. Cumulative voting for directors is not permitted.

Fibrocell - 2017 Proxy Statement | 3

What is the difference between holding shares as a "stockholder of record" and as a "beneficial owner"?

Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•
Stockholder of Record: If your shares are registered directly in your name with our transfer agent, Broadridge Financial Solutions, Inc., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to appoint a proxy to vote your shares or you can vote in person at the Annual Meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested a printed or email copy of these proxy materials, you can also vote by telephone or mail by following the instructions contained on the proxy card that accompanied these materials. See “How can I vote my shares without attending the Annual Meeting?” below.

•
Beneficial Owner: If your shares are held through a broker, bank, trust or other nominee, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested a printed or email copy of these proxy materials, you can also vote by telephone or mail by following the instructions on the voting instruction card provided to you by your broker, bank, trustee, or nominee. See “How can I vote my shares without attending the Annual Meeting?” below.

How can I vote my shares in person at the Annual Meeting?

You may vote your shares held in your name as the stockholder of record in person at the Annual Meeting. You may vote your shares held beneficially in street name in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting.

•
Stockholder of Record: If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested a printed or email copy of these proxy materials, you can also vote by telephone or mail by following the instructions on the proxy card that accompanied there materials.

•
Beneficial Owner: If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive a printed or email copy of these proxy materials, you can also vote by telephone or mail by following the instructions on the voting instruction card provided to you by your broker, bank, trustee, or nominee.

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Can I change my vote or revoke my proxy?

If you are the stockholder of record, you may change your vote at any time prior to the taking of the vote at the Annual Meeting by:

•
granting a new proxy bearing a later date by following the instructions provided in the Notice or, if you requested to receive a printed or email copy of these proxy materials, the proxy card that accompanied these materials;

•
providing a written notice of revocation to our Corporate Secretary at 405 Eagleview Blvd., Exton, Pennsylvania, 19341, which notice must be received by our Corporate Secretary before the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

If you hold shares beneficially in street name, you may change your vote at any time prior to the taking of the vote at the Annual Meeting by:

•	submitting new voting instructions to your broker, bank, trustee, or nominee by following the instructions they provided; or,

•
if you have obtained a valid legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person using the valid legal proxy.

Note that for both stockholders of record and beneficial owners, attendance at the Annual Meeting will not cause your previously granted proxy or voting instructions to be revoked unless you specifically so request or vote in person at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

What is a "broker non-vote"?

If you are a beneficial owner of shares held by a broker, bank, trust or other nominee and you do not provide your broker, bank, trustee or other nominee with voting instructions, your shares may constitute “broker non-votes”. Broker non-votes occur on a matter when the broker, bank, trustee or other nominee is not permitted under applicable stock exchange rules to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters.

Of the two matters scheduled to be voted on at the Annual Meeting, only Proposal No. 1 (election of directors) is considered a “non-routine” matter. Therefore, if you are a beneficial owner of shares held in street name and do not provide voting instructions, your shares will not be voted on Proposal No. 1 and a broker non-vote will occur on these matters. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered voting power present with respect to that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Proposal No. 2 (ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017) is considered a "routine" matter and a broker, bank, trustee or other nominee will be permitted to exercise its discretion on that proposal.

How many shares must be present or represented to conduct business at the Annual Meeting?

A "quorum" is necessary to conduct business at the Annual Meeting. A quorum is established if the holders of a majority of all shares entitled to vote at the Annual Meeting are present at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum at the Annual Meeting. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

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What are the voting requirements to approve the proposals discussed in this Proxy Statement?

•
Proposal No. 1: Election of directors. Votes may be cast: FOR ALL nominees, WITHHOLD ALL nominees or FOR ALL EXCEPT those nominees noted by you on the appropriate portion of your proxy or voting instructions. A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting is required to elect director nominees, and as such, the two nominees who receive the greatest number of votes of the shares present in person or presented by proxy at the Annual Meeting will be elected. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

•
Proposal No. 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent public registered accounting firm for 2017.  Votes may be cast: FOR, AGAINST or ABSTAIN. The approval of this Proposal No. 2 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Broker non-votes will not occur in connection with this proposal because brokers, banks, trustees and other nominees have discretionary voting authority to vote shares on the ratification of independent registered public accounting firms under stock exchange rules without specific instructions from the beneficial owner of such shares. Abstentions will have the effect of an AGAINST vote on this proposal.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our directors, officers and employees may solicit proxies or votes in person, by telephone or by electronic communication. We will not pay our directors, officers or employees any additional compensation for these services. We will ask brokers, banks, trustees and other nominees to forward the proxy materials to their principals and to obtain authority to execute proxies and will reimburse them for certain costs in connection therewith.

Who will count the votes?

Votes will be counted by the inspector of election appointed for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and disclose the final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days of the Annual Meeting.
Attending the Annual Meeting

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a Fibrocell stockholder as of the Record Date (April 25, 2017), or you hold a valid legal proxy from a stockholder of record for attending or voting at the Annual Meeting. You must present valid photo identification, such as a driver’s license or passport, for admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you must also provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to April 25, 2017, a copy of the voting instruction card provided by your broker, bank, trustee or other nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

Please let us know if you plan to attend the Annual Meeting by indicating your plans when prompted if you vote by Internet or telephone or, if you vote by mail, by marking the appropriate box on your proxy or voting instruction card.

The Annual Meeting will begin promptly at 8:30 a.m., local time. Check-in will begin in the Executive Board Room at our corporate headquarters at 8:00 a.m., local time, and you should allow ample time for the check-in procedures. Our corporate headquarters is located at 405 Eagleview Blvd., Exton, Pennsylvania 19341.

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PROPOSALS
Proposal 1: Election of Directors

Our Restated Certificate of Incorporation, as amended, provides that our directors be divided into three classes, Class I directors, Class II directors and Class III directors, serving staggered three-year terms. The terms of our Class II directors will expire at the Annual Meeting. Our Board has nominated, upon the recommendation of our Nominating and Corporate Governance Committee, Marcus Smith and Julian Kirk for election as Class II directors at the Annual Meeting, each to serve a three-year term expiring at our 2020 Annual Meeting of Stockholders or until such person's successor is qualified and elected. Each of these nominees is currently serving as a Class II director. We expect each nominee will be able to serve if elected. If any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominees and for such substitute nominee as may be selected by our Board.

Biographical information and the attributes, skills and experience of each nominee that led our Nominating and Corporate Governance Committee and Board of Directors to determine that such nominee should serve as a director are discussed in the "Directors and Executive Officers" section of this Proxy Statement.

Vote Required and Recommendation of Our Board of Directors

The two director nominees receiving the highest number of FOR votes shall be elected to our Board, each to serve until our 2020 Annual Meeting of Stockholders or until such person's successor is qualified and elected. Our Board recommends that stockholders vote FOR ALL on Proposal No. 1 to elect Marcus Smith and Julian Kirk.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2017. Although stockholder ratification of the appointment of PwC is not required by our bylaws or otherwise, our Board believes that it is desirable to give our stockholders the opportunity to ratify this appointment as a matter of good corporate governance. If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider, but may or may not change, its appointment of PwC as our independent registered public accounting firm for 2017. Even if the selection is ratified, our Audit Committee may, at its discretion, direct the selection of a different independent registered public accounting firm during the year if the Audit Committee determines such a change is advisable.

Representatives of PwC are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

Information regarding the change in our independent registered public accounting firm from BDO USA, LLP to PwC in 2015, fees paid to our independent registered public accounting firm in 2016 and 2015 and our pre-approval policies relating to such fees is discussed in the "Independent Registered Public Accounting Firm" section of this Proxy Statement.

Vote Required and Recommendation of Our Board of Directors

The approval of Proposal 2 requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Our Board recommends that stockholders vote FOR on Proposal No. 2 to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017.
Other Proposed Action

Our Board does not intend to bring any other matters before the Annual Meeting, nor does it know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this Proxy Statement properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board.

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DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of all of our directors and executive officers as of April 27, 2017.

Name	Title	Age
John M. Maslowski	President and Chief Executive Officer and Director	42
Douglas J. Swirsky	Chairman of the Board	47
Julian Kirk	Director	43
Marc Mazur	Director	58
Kelvin Moore	Director	68
Marcus E. Smith	Director	62
Christine St.Clare	Director	66

Directors

Biographical information as of April 27, 2017 and the attributes, skills and experience of each director that led our Nominating and Corporate Governance Committee and our Board to determine that such individual should serve as a director are discussed below.

Douglas J. Swirsky Director since 2013
Mr. Swirsky serves as Fibrocell’s Chairman of the Board. He has served as a member of our Board since March 2013. Since 2013, Mr. Swirsky has served as President and Chief Executive Officer of GenVec, Inc. (NASDAQ: GNVC) and also serves as a member of GenVec’s board of directors. From 2006 through 2014, Mr. Swirsky served as Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary of GenVec, Inc. Prior to joining GenVec, Inc. in September 2006, Mr. Swirsky worked at Stifel Nicolaus where he served as a Managing Director and the Head of Life Sciences Investment Banking. Mr. Swirsky previously held investment banking positions at UBS, PaineWebber, Morgan Stanley, and Legg Mason. His experience also includes positions in public accounting and consulting. Mr. Swirsky served as a member of the board of directors of PolyMedix, Inc. until March 2013. In April 2017, he was appointed to the board of directors of Cellectar Biosciences, Inc. (NASDAQ: CLRB). Mr. Swirsky received his B.S. in Business Administration from Boston University and his M.B.A. from the Kellogg School of Management at Northwestern University. Mr. Swirsky is a Certified Public Accountant and a CFA charterholder.

Key Attributes, Experience and Skills: Our Board concluded that Mr. Swirsky should serve as a member of our Board because of his distinguished career in financial services and corporate management, including his investment banking experience and his experience serving as the principal executive officer and principal financial officer of GenVec.

Julian Kirk Director since 2012
Mr. Kirk has served as a member of our Board since October 2012. Mr. Kirk is a Managing Director of Third Security, LLC, where he has worked since the firm’s inception with several portfolio companies of its managed investment funds. He is also involved with the oversight of Third Security, LLC’s internal operations. Mr. Kirk was a member of the board of directors of AmpliPhi Biosciences Corporation (NYSE: APHB) from June 2013 to April 2015. Since August 2010, he has served on the board of the New River Valley Economic Development Alliance. From October 2006 until December 2011, he served as a member of the board of directors of IntelliMat, Inc. and as Co-Chairman of its board of directors between September 2008 and December 2011. From September 2005 until December 2011, Mr. Kirk served as President of Harvest Pharmaceuticals Inc. Mr. Kirk also served as Chairman of the board of managers of ECDS, LLC from June 2008 until March 2010. Mr. Kirk graduated as an Echols Scholar from the University of Virginia.

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Key Attributes, Experience and Skills: Our Board concluded that Mr. Kirk should serve as a member of our Board because of his extensive operating and board experience, his experience as the President of Harvest Pharmaceuticals, as well as his responsibilities at Third Security encompassing corporate oversight of internal operations.

John M. Maslowski President and Chief Executive Officer and Director since 2016
Mr. Maslowski has served as a member of our Board since December 2016. Mr. Maslowski is Fibrocell’s Chief Executive Officer. Prior to that, he was Senior Vice President of Scientific Affairs, with oversight of research and development, clinical and regulatory affairs. Previously, he was Vice President of Operations with responsibility for manufacturing and quality operations. Prior to joining Fibrocell, Mr. Maslowski held various positions at Wyeth Pharmaceuticals, Inc. (now Pfizer, Inc.), eventually serving as Quality Assurance Manager. Prior to joining Wyeth, Mr. Maslowski held various positions with Merck & Co. and Teva. Mr. Maslowski earned a B.S. in Biology from the Ursinus College and an M.S. in Biology from Villanova University.

Key Attributes, Experience and Skills: Our Board concluded that Mr. Maslowski should serve as a member of our Board because of his extensive experience in the life sciences and health care fields and a deep understanding of our business and operations through his tenure as Chief Executive Officer and Senior Vice President of Scientific Affairs.

Marc Mazur Director since 2010
Mr. Mazur has served as a member of our Board since April 2010. Mr. Mazur currently serves as an advisor to Brightwood Capital Advisors, an investment fund. From October 2006 until December 2009, Mr. Mazur served as the Chief Executive Officer of Brevan Howard U.S. Asset Management, the U.S. arm of London-based Brevan Howard. Mr. Mazur founded Ambassador Capital Group, a privately held investment and advisory entity providing capital, business development and strategic planning advice to companies in the healthcare, financial services and real estate fields. He has served on a number of private company boards in the wellness, population health and medical device fields. Mr. Mazur received his B.A. in political science from Columbia University and a J.D. from Villanova University School of Law.

Key Attributes, Experience and Skills: Our Board concluded that Mr. Mazur should serve as a member of our Board because of his senior executive level experience in finance, healthcare consulting and business strategy, as well as his board experience.

Kelvin Moore Director since 2009
Mr. Moore has served as a member of our Board since September 2009. He has over 40 years of experience in a wide range of roles within the banking industry. From March 2009 to late 2010, Mr. Moore served as the consultant sales director for the UK-based Seaborne Group, developing its business in building constructions from converting shipping sea containers. From July 2008 to September 2010, Mr. Moore was a director of Acorn Cultural Developments Limited which developed a social networking site. Between June 2004 and May 2008, Mr. Moore was a senior advisor with Exit Strategy Planning, dealing with the sale of businesses. Currently, he runs his own consulting business providing expertise and mentoring to owners of small and medium-sized enterprises. Mr. Moore holds a London University Degree in Geography and Pure Mathematics.

Key Attributes, Experience and Skills: Our Board concluded that Mr. Moore should serve as a member of our Board because of his extensive experience as both a consultant and operating executive, his experience in the banking industry, as well as his familiarity with corporate governance, strategic business development and delivery and human resources.

Marcus E. Smith Director since 2012
Mr. Smith has served as a member of our Board since October 2012. Mr. Smith joined Third Security, LLC upon its inception and has since been principally responsible for legal matters and transaction execution. From August 1996 to April 2004, Mr. Smith served as Senior Vice President, General Counsel, Secretary and member of the board of directors of New River Pharmaceuticals Inc. Mr. Smith received his B.B.A. and his J.D. from the University of Georgia.

Key Attributes, Experience and Skills: Our Board concluded that Mr. Smith should serve as a member of our Board because of his extensive experience in the life sciences and health care fields and his active role as the Senior Vice President and General Counsel at Third Security.

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Christine St.Clare Director since 2013
Ms. St.Clare has served as a member of our Board since February 2013. Ms. St.Clare completed a 35-year career with KPMG LLP, where she served a four-year term on the firm’s board of directors and chaired the board’s audit and finance committee. As an Audit Partner, she served as the engagement partner for some of KPMG’s largest publicly-traded clients. She then assumed the position of Advisory Partner for the firm’s Advisory Practice focusing on the internal audit, risk and compliance practice. Since retiring from KPMG, she has served on the board of directors of Polymer Group, Inc. and as the chair of its audit committee for approximately three years, until Polymer Group was sold in October 2015. Polymer Group was a wholly-owned company of the Blackstone Group with publicly-traded debt. She currently serves on the board of directors of AquaBounty Technologies, Inc. (NASDAQ-listed), and as the chair of its audit committee. She recently served on advisory boards of Houlihan Lokey, a midsize global, advisory-focused investment bank, Women Corporate Directors, and Emory University’s Goizueta Business School. Ms. St.Clare earned a B.S. in Accounting from California State University at Long Beach.

Key Attributes, Experience and Skills: Our Board concluded that Ms. St.Clare should serve as a member of our Board because of her deep and broad level of expertise in financial accounting and reporting matters as a former Audit Partner at KPMG, and her board experience.

No director is related to any of our other directors or executive officers and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director, except for Mr. Kirk and Mr. Smith who were originally appointed to our Board as a condition to the closing of a financing transaction we completed in October 2012. Mr. Kirk and Mr. Smith were subsequently re-elected by our stockholders at our 2014 Annual Meeting of Stockholders and are nominees for re-election to the Board at the Annual Meeting.

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Executive Officers

Biographical information regarding our executive officers as of April 27, 2017 is set forth below. Our executive officers are appointed by, and serve at the pleasure of, our Board of Directors.

John M. Maslowski President and Chief Executive Officer	Please refer to "Directors" section above for Mr. Maslowski's biographical information.

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STOCK OWNERSHIP
Stock Ownership of Directors, Officers and Principal Stockholders

The following table sets forth information known to us concerning the beneficial ownership of our common stock as of April 25, 2017 (unless otherwise indicated by footnote below) for:

•	each of our directors and director nominees, including our Chief Executive Officer;

•	each of our other named executive officers identified in the "Executive Compensation" section of this Proxy Statement;

•	all of our current directors and executive officers as a group; and,

•	each stockholder known by us to own beneficially more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC as indicated in the footnotes to the table below.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)		Percent of Class (2)
Named Executive Officers and Directors (14):
John Maslowski	48,271	(3)	*
David Pernock	302,699	(4)	2.0%
Keith A. Goldan	44,417	(5)	*
Michael F. Marino	—		*
Julian Kirk	40,667	(6)	*
Marc Mazur	50,335	(7)	*
Kelvin Moore	47,520	(8)	*
Marcus E. Smith	40,667	(6)	*
Christine St.Clare	44,001	(9)	*
Douglas J. Swirsky	40,667	(6)	*
All Current Executive Officers and Directors as a Group (7 persons)	312,128	(10)	2.1%

Greater Than 5% Stockholders:
Randal J. Kirk (11)	5,540,138		37.7%
FMR LLC (12)	868,814		5.9%
_______________
*    Represents less than 1% of the outstanding shares of our common stock.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the Exchange Act). A person or group is deemed to be the beneficial owner of any shares of our common stock over which such person or group has sole or shared voting or investment power, plus any shares which such person or group has the right to acquire beneficial ownership of within 60 days of April 25, 2017, whether through the exercise of options, warrants or otherwise. Unless otherwise indicated in the footnotes, each person or entity identified in the table has sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

(2)
The beneficial ownership percentage is calculated for each person or group separately because shares of our common stock subject to options, warrants or other rights to acquire our common stock that are currently exercisable or exercisable within 60 days of April 25, 2017 are considered outstanding and beneficially owned by the person or group

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holding such options, warrants or other rights but not for the purpose of calculating the percentage ownership of any other person or group. As a result, the beneficial ownership percentage for each person or group is calculated by dividing (x) the number of shares reported in the table as beneficially owned by such person or group, by (y) 14,695,076 shares (which represents the number of shares of our common stock that were outstanding as of April 25, 2017) plus the number of shares that such person or group has the right to acquire beneficial ownership of within 60 days of April 25, 2017 as indicated in the footnotes below.

(3)	Consists of (i) 819 shares of common stock and (ii) options to purchase an aggregate of 47,452 shares of our common stock exercisable within 60 days of April 25, 2017.

(4)
Mr. Pernock resigned in December 2016. The share amounts set forth in the table consist of (i) 32,699 shares of common stock held by Mr. Pernock as of April 25, 2017 and (ii) options to purchase 270,000 shares of common stock exercisable within 60 days of April 25, 2017.

(5)
Mr. Goldan resigned in January 2017. The share amounts set forth in the table consist of (i) 667 shares of common stock held by Mr. Goldan as of April 25, 2017 and (ii) options to purchase 43,750 shares of common stock exercisable within 60 days of April 25, 2017.

(6)	The share amounts set forth in the table consist solely of shares underlying one or more outstanding options to purchase our common stock exercisable within 60 days of April 25, 2017.

(7)	Consists of (i) 3,000 shares of our common stock and (ii) options and warrants to purchase an aggregate of 47,355 shares of our common stock exercisable within 60 days of April 25, 2017.

(8)	Consists of (i) 1,519 shares of our common stock and (ii) options to purchase 46,001 shares of our common stock exercisable within 60 days of April 25, 2017.

(9)	Consists of (i) 3,334 shares of common stock and (ii) options to purchase 40,667 shares of our common stock exercisable within 60 days of April 25, 2017.

(10)	Consists of (i) 8,672 shares of common stock and (ii) options and warrants to purchase an aggregate of 303,456 shares of our common stock exercisable within 60 days of April 25, 2017.

(11)
Based on the Schedule 13D/A filed by Randal J. Kirk on July 27, 2015, Third Security, LLC ("Third Security") has sole voting and investment power with respect to 10,219,631 shares (3,406,544 on a post-split basis) of Fibrocell common stock held by NRM VII Holdings I, LLC ("NRM VII Holdings"), Kapital Joe, LLC ("Kapital Joe") and Mascara Kaboom, LLC ("Mascara Kaboom"), and Intrexon Corporation ("Intrexon") has shared voting and investment power with respect to 6,400,783 shares (2,133,594 on a post-split basis) of Fibrocell common stock held by Intrexon.

Based on Schedule 13D/A filed by Third Security on September 9, 2016 (the “2016 13D/A”), NRM VII Holdings, Intrexon, Kapital Joe, and Mascara Kaboom acquired an aggregate of $6,762,500 principal amount of convertible promissory notes and accompanying warrants to purchase 6,762,500 shares (2,254,168 on a post-split basis) of our common stock in a private placement transaction that closed on September 7, 2016. Unpaid principal and interest on the notes is convertible into shares of common stock at the option of the note holder at $1.13625 ($3.40875 on a post-split basis), subject to adjustment.
Based on Schedule 13D/A filed by Third Security on March 10, 2017 (the 2017 13D/A), NRM VII Holdings, Intrexon, Kapital Joe, and Mascara Kaboom acquired an aggregate of 3,016 units, comprised of (i) 3,016 shares of Series A Convertible Preferred Stock convertible into 3,887,624 shares (1,293,864 on a post-split basis) of common stock and (ii) warrants to purchase 3,887,624 shares (1,295,875 on a post-split basis) of common stock.
According to the 2016 13D/A and 2017 13D/A, the convertible promissory notes, the shares of Series A Convertible Preferred Stock and the warrants contain certain conversion and exercise restrictions. If NRM VII Holdings, Intrexon, Kapital Joe and Mascara Kaboom exercised the warrants and converted the principal and accrued interest of the convertible promissory notes and the Series A Convertible Preferred Stock, NRM VII Holdings, Intrexon, Kapital Joe and Mascara Kaboom would receive, in the aggregate, (i) 3,550,043 shares (split-effected) of our common stock pursuant to exercise of the warrants, (ii) 1,983,863 (split-effected) of common stock underlying $6,762,500 outstanding principal amount of convertible promissory notes, (iii) 45,045 shares (split-effected) of common stock underlying an estimated $153,554 of accrued interest on the convertible promissory notes and (iv) 1,296,880 shares (split-effected) of common stock underlying the Series A Convertible Preferred Stock (inclusive of dividends through March 31, 2017 payable by way of inclusion in the stated value of the Series A Convertible Preferred Stock, resulting

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in the beneficial ownership of approximately 58% of our common stock. NRM VII Holdings is managed by an affiliate that is managed by Third Security which is owned by Mr. Kirk. Kapital Joe and Mascara Kaboom are managed by Third Security. Mr. Kirk could be deemed to have indirect beneficial ownership of the shares of common stock directly beneficially owned by NRM VII Holdings, Intrexon, Kapital Joe and Mascara Kaboom. The address for Randal J. Kirk is c/o Third Security, 1881 Grove Avenue, Radford, Virginia 24141.

(12)
Based on the Schedule 13-G filed by FMR LLC on February 14, 2017, Fidelity SelectCo, LLC (SelectCo), 1225 17th Street, Suite, 1100, Denver, Colorado 80202, a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,606,440 shares (868,814 on a post-split basis) of Fibrocell common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the SelectCo Funds). Abigail P. Johnson and FMR through its control of SelectCo, and the SelectCo Funds each has sole power to dispose of the 2,606,440 shares (868,814 on a post-split basis) owned by the SelectCo Funds. The ownership of one investment company, Fidelity Select Biotechnology Portfolio, amounted to 2,432,240 shares (810,747 on a post-split basis). Fidelity Select Biotechnology Portfolio has its principal business office at 245 Summer Street, Boston, Massachusetts 02210. Members of the family of Abigail P. Johnson, Chairman and Chief Executive Officer of FMR, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR. The Johnson family group and all other Series B stockholders have entered into a stockholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. The address for FMR is 245 Summer Street, Boston, Massachusetts 02210.

(13)	The address for each of our directors and named executive officers is c/o Fibrocell, 405 Eagleview Blvd, Exton, Pennsylvania 19341.
Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC. Our executive officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based on a review of such Section 16(a) forms and written representations of our executive officers and directors, we believe that all such forms required to be filed were timely filed by our executive officers, directors, and security holders required to file the forms during 2016.

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CORPORATE GOVERNANCE AND BOARD MATTERS
Director Independence

Our Board has determined that each of our current directors, with the exception of Messrs. Maslowski, Kirk and Smith, is an "independent" director within the meaning of applicable rules and regulations of NASDAQ and the SEC. In making its independence determinations, our Board considers the relationship that each of our directors has with our Company and all other facts and circumstances that the Board deems relevant including, with respect to Ms. St.Clare, her service on the board of directors of AquaBounty Technologies, a majority-owned subsidiary of our collaboration partner, Intrexon Corporation, with respect to Mr. Swirsky, his employment as president and chief executive officer and service on the board of directors of GenVec, a company that has signed an agreement to be acquired by Intrexon Corporation (see the “Related Party Transactions” section of this Proxy Statement for additional information relating to our collaborations with Intrexon and Mr. Randal J. Kirk's ownership interest in us and Intrexon), and concluded that Messrs. Mazur, Moore, Swirsky and Ms. St.Clare do not have any relationships that would interfere with his/her exercise of independent judgment in carrying out the responsibilities of a director. Our Board has also determined that each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the independence requirements applicable to those committees as prescribed by applicable rules and regulations of NASDAQ and the SEC.

Board Leadership Structure and Role in Risk Oversight

Our Board's Leadership Structure
We believe that the structure of our board of directors and its committees provides strong overall management of our company. Kelvin Moore serves as the Lead Independent Director of our Board. As Lead Independent Director, Mr. Moore is responsible for, among other things:

•	leading executive sessions of the Board’s independent directors;

•	assisting the independent committee chairs in fulfilling their responsibilities to the Board;

•	assisting our Board and officers in complying with our Corporate Governance Guidelines; and

•	overseeing the process of evaluating, developing and compensating our Chief Executive Officer.

The Board does not have a formal policy on whether the roles of Chairman of the Board and Chief Executive Officer should be separate. It is the Board’s view that rather than having a rigid policy, the Board, upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Douglas Swirsky, an independent director, currently serves as Chairman of the Board. Our Chief Executive Officer, among other duties, is responsible for setting our strategic direction and the day-to-day leadership and performance of the Company, while the Chairman of the Board, among other responsibilities, presides at all stockholder meetings and all meetings of the full Board and provides advice to, and independent oversight of, management.

Our Board believes that a bifurcated leadership structure offers the following benefits:

•	increasing the independent oversight of our company and enhancing the Board’s objective evaluation of our Chief Executive Officer;

•	freeing the Chief Executive Officer to focus on company operations instead of Board administration;

•	providing the Chief Executive Officer with an experienced sounding board;

•	providing greater opportunities for communication between stockholders and the Board;

•	enhancing the independent and objective assessment of risk by the Board; and

•	providing independent spokespersons for our Company.

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Our Board's Role in Risk Oversight
Our management is responsible for managing risks in our business, including developing processes to manage and monitor risks. Our Board views its role as one of oversight. Our Board focuses on understanding management's risk management systems, the effectiveness of those systems, and the way in which management proactively manages risks. In addition, our Board utilizes the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, to oversee risks that arise under each committee's area of focus.

Board Meetings

Members of our Board discussed various business matters informally on numerous occasions throughout 2016 and held 12 meetings. Each director attended at least 75% of the total number of meetings of the Board and committee meetings of which such director was a member during 2016.

We do not have a formal policy regarding Board attendance at stockholder meetings. Each of our directors attended our 2016 Annual Meeting of Stockholders.

Board Committees

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees operates under a written charter that has been approved by our Board. These charters are available on the "Investors — Corporate Governance" section of our website at www.fibrocell.com. Each committee annually reviews and assesses its charter. From time to time, our Board may also appoint ad hoc committees for specific matters.

Below is a summary of our committee structure and membership information.

Current Committee Membership
Board Member	Independent Director	Audit	Compensation	Nominating & Corporate Governance

Douglas J. Swirsky	«	«	«	«
Chairman of the Board				Chair

Julian P. Kirk*

John Maslowski

Marc B. Mazur	«	«	«	«

Kelvin D. Moore	«		«
Lead Independent Director			Chair

Marcus E. Smith*

Christine St.Clare	«	«		«
Chair
_____________

* Director nominee for re-election to the Board at the Annual Meeting.

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Audit Committee

The members of our Audit Committee are Christine St.Clare (Chairperson), Marc Mazur and Douglas J. Swirsky. Each member of our Audit Committee is independent as defined by applicable rules and regulations of NASDAQ and the SEC. In addition, each member of our Audit Committee satisfies the additional requirements of NASDAQ and the SEC for audit committee membership, including additional independence and financial literacy requirements. Our Board has determined that at least two members of our Audit Committee, Ms. St.Clare and Mr. Swirsky, are "audit committee financial experts" as defined under applicable rules and regulations of the SEC. Our Audit Committee met six times during 2016. The primary purpose of our Audit Committee is to oversee the quality and integrity of our accounting and financial reporting processes and the audit of our financial statements. Our Audit Committee is responsible for selecting, compensating, overseeing and terminating our independent registered public accounting firm.

Compensation Committee

The members of our Compensation Committee are Kelvin Moore (Chairperson), Marc Mazur and Douglas J. Swirsky. Each member of our Compensation Committee is independent as defined by applicable rules and regulations of NASDAQ and the SEC. Our Compensation Committee met 15 times during 2016. Our Compensation Committee is responsible for, among other things, reviewing and making recommendations to our Board with respect to the annual compensation for our Chief Executive Officer. The Compensation Committee also reviews and approves the annual compensation and benefits for our other executive officers, reviews and makes recommendations on all new executive compensation programs that are proposed for adoption, reviews compensation of our Board and administers our equity incentive plans.

Executive and Director Compensation Processes

Our executive compensation program is administered by our Compensation Committee, subject to the oversight and approval of our Board. We compensate our executives through a combination of base salary, annual performance bonuses and long-term incentives in the form of equity grants that are designed to be competitive with comparable companies within the biotechnology industry. Our executive compensation program is structured to align management's incentives with the long-term interests of our stockholders, and to maximize stockholder value.

In order to determine compensation for our named executive officers, our Compensation Committee reviews competitive information on executive compensation practices from our peer companies as well as an assessment of overall corporate performance and individual performance. In addition, our Chief Executive Officer provides a performance review and compensation recommendation for each named executive officer, other than himself. Our Chief Executive Officer does not submit an assessment of his own performance, does not present a recommendation on his own compensation, and does not participate in the portion of the meeting where his compensation is determined. Our Compensation Committee recommends the Chief Executive Officer's compensation to the Board for approval. With respect to our other named executive officers, our Compensation Committee determines and approves the compensation for such executive officers.

Our Compensation Committee has also retained Radford, an Aon Hewitt company (Radford), as its compensation consultant. Radford reported directly to the Compensation Committee and provided various executive compensation services to the Compensation Committee, including advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our executive compensation program design and our award values in relation to performance. Although the Compensation Committee considers Radford’s advice and recommendations about our executive compensation program, the Compensation Committee ultimately makes its own decisions about these matters.

Radford provides no services to us other than its advice to the Compensation Committee on executive and director compensation matters. The Compensation Committee determined that the work of Radford does not present any conflicts of interest and the Compensation Committee is satisfied with the independence of Radford.

Our director compensation program is administered by our Compensation Committee, subject to the oversight and approval of our full Board. Our Compensation Committee conducts periodic reviews of director compensation and makes recommendations to the Board with respect thereto.

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Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Douglas J. Swirsky (Chairperson), Christine St.Clare and Marc Mazur. Each member of our Nominating and Corporate Governance Committee is independent as defined by applicable rules and regulations of NASDAQ and the SEC. Our Nominating and Corporate Governance Committee met three times during 2016. The primary functions and responsibilities of our Nominating and Corporate Governance Committee are to: determine the qualifications, qualities, skills, and other expertise required to be a director; identify and screen individuals qualified to become members of our Board; make recommendations to our Board regarding the selection and approval of the nominees for director; and review and assess the adequacy of our corporate governance policies and procedures.

Nomination of Director Candidates

We receive suggestions for potential director nominees from many sources, including members of our Board, advisors and stockholders. Any suggested director candidate, together with appropriate biographical information, should be submitted to the Chairperson of our Nominating and Corporate Governance Committee in the manner discussed below. Any candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of our Board. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. Our Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director candidates, but seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to our Board, to the Company and our stockholders. Candidates whose evaluations are favorable are recommended by our Nominating and Corporate Governance Committee to the full Board for consideration. The full Board selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at our annual meeting of stockholders.

A stockholder wishing to nominate a person for election to our Board at any annual meeting at which the Board has determined that one or more directors will be elected must submit a written notice of his or her nomination of a candidate to the Chairperson of our Nominating and Corporate Governance Committee (c/o the Corporate Secretary at Fibrocell Science, Inc., 405 Eagleview Blvd., Exton, Pennsylvania 19341), providing the nominee’s name, biographical data and other relevant information required by our bylaws, together with a consent from the nominee. Pursuant to our bylaws, the submission must be received at our principal executive offices at least 120 days prior to the anniversary date of the mailing date of our previous year's proxy statement so as to permit the Board time to evaluate the qualifications of the nominee.

Stockholder Communications with Directors

Persons wishing to write to our Board, or to a specified director or committee of our Board, should send correspondence to our Corporate Secretary at Fibrocell Science, Inc., 405 Eagleview Blvd., Exton, Pennsylvania 19341. Electronic submissions of stockholder correspondence will not be accepted.

Our Corporate Secretary will forward to our Board all communications that, in his judgment, are appropriate for consideration by our Board. Examples of communications that would not be appropriate for consideration by our Board include commercial solicitations and matters not relevant to the stockholders, to the functioning of our Board or to our affairs. Any correspondence received that is addressed generically to our Board will be forwarded to the Chairman of the Board.

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Compensation Committee Interlocks and Insider Participation

During 2016 and as of the date of this Proxy Statement, none of the members of our Compensation Committee was or is an officer or employee of ours, and none of our executive officers served or serves on the compensation committee (or other board committee performing a similar function) or board of directors of any company that employed or employs any member of our Compensation Committee or Board.

Code of Ethics

We have adopted a written code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and any persons performing similar functions. The code of ethics is on the "Investors —Corporate Governance" section of our website at www.fibrocell.com. We intend to disclose any future amendments to, or waivers from, the code of ethics within four business days of the waiver or amendment through a website posting or by filing a Current Report on Form 8-K with the SEC.

Audit Committee Report

The Audit Committee of the Board of Directors of Fibrocell is comprised entirely of independent directors who meet the independence and experience requirements of the rules and regulations of NASDAQ and the SEC. The Audit Committee operates pursuant to a written charter that is available on the "Investors —Corporate Governance" section of Fibrocell's website at www.fibrocell.com.

The Audit Committee assists the Board in overseeing and monitoring the integrity of Fibrocell's accounting and financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing Fibrocell's accounting and financial reporting process on behalf of the Board of Directors, and for the appointment, compensation, retention, termination and oversight of the work of Fibrocell's independent registered public accounting firm. In fulfilling its responsibilities with respect to Fibrocell's audited consolidated financial statements for the year ended December 31, 2016, the Audit Committee took the following actions:

•	reviewed and discussed such audited consolidated financial statements with management and PricewaterhouseCoopers LLP;

•	discussed with PricewaterhouseCoopers LLP the matters required by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) concerning the conduct of the audit;

•
received written disclosures and a letter from PricewaterhouseCoopers LLP regarding its communications with the Audit Committee concerning independence as required by applicable requirements of the PCAOB, and discussed with PricewaterhouseCoopers LLP their independence; and

•	considered taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

Based on the reviews and discussions referred to above, the Audit Committee unanimously recommended to the Board of Directors that the audited consolidated financial statements be included in Fibrocell's Annual Report on Form 10-K for the year ended December 31, 2016.

Members of the Audit Committee
Christine St.Clare (Chairperson)
Marc Mazur
Douglas J. Swirsky

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RELATED PARTY TRANSACTIONS
Related Party Transactions Policy

We have a written related party transactions policy for the review, approval and ratification of "related person transactions" which we define under our policy as any transaction, arrangement or relationship, or series of transactions, arrangements or relationships, in which (i) we are a participant, (ii) the amount involved exceeds $120,000, and (iii) one of our executive officers, directors, director nominees or beneficial owners of more than 5% of our common stock, or their immediate family members (each of whom we refer to as a "related person") has a direct or indirect material interest.

Under our policy, related party transactions must be approved or ratified by our Audit Committee, or the Chair of the Audit Committee pursuant to delegated authority. To identify related party transactions, we rely on information supplied by our executive officers, directors and certain significant stockholders. Such individuals must present information regarding any proposed related party transaction to our Chief Financial Officer. The presentation must include a description of, among other things, the material terms of the proposed transaction, the direct and indirect interests of the related parties, the benefits of the transaction to us and whether any alternative transactions are available. Unless our Chief Financial Officer determines that the transaction is not a related party transaction under our policy, he submits the transaction to the Chair of our Audit Committee for consideration by the Audit Committee at its next meeting or, if advance consideration is necessary, the Chair may take action on the transaction, and submit the transaction to the Audit Committee at its next meeting for ratification. In determining whether to approve a proposed transaction, our Audit Committee, or Audit Committee Chair pursuant to delegated authority, will consider all relevant facts and circumstances including:

•	the materiality and character of the related party’s direct or indirect interest;

•	the commercial reasonableness of the terms;

•	the benefit or perceived benefit, or lack thereof, to us;

•	the opportunity cost of alternate transactions; and

•	the actual or apparent conflict of interest of the related party.

The Audit Committee, or the Audit Committee Chair pursuant to delegated authority, will approve a related party transaction only if it determines in good faith that the transaction is in, or is not inconsistent with, our best interests, and is not in violation of any of our other policies or procedures.

Periodically, but no less than annually, our management provides our Audit Committee with information concerning all ongoing related party transactions previously approved or ratified that remain ongoing. The Audit Committee reviews the status of each ongoing related party transaction based on all relevant facts and circumstances under the criteria specified above for approving a related party transaction. The Audit Committee will then determine whether to continue the respective transaction or whether to direct that such transaction be terminated or continued with modification (taking into consideration our contractual obligations).

Related Party Transactions

We are a party to two separate exclusive channel collaboration agreements with Intrexon Corporation (NYSE: XON), pursuant to which we are Intrexon's exclusive channel collaborator in the development and commercialization of products within certain specified fields. We engage Intrexon for support services for the research and development of product candidates covered under these agreements and reimburse Intrexon for its cost for time and materials for such work.

Our first exclusive channel collaboration agreement with Intrexon (2012 ECC) was entered into in October 2012, and was subsequently amended in June 2013 and January 2014. FCX-007 and FCX-013, our gene-therapy product candidates for the treatment of recessive dystrophic epidermolysis bullosa and linear scleroderma, respectively, are being developed under the 2012 ECC. During 2016, we incurred research and development expenses of $3.7 million under the 2012 ECC.

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In December 2015, we entered into our second exclusive channel collaboration agreement with Intrexon (2015 ECC). We are currently in the research phase for a gene-therapy product for arthritis and related conditions under the 2015 ECC. During 2016, we did not incur any research and development expenses under the 2015 ECC, however, we paid Intrexon $10.0 million related to an up-front technology access fee in January 2016.

Randal J. Kirk is the chairman of the board of directors and chief executive officer of Intrexon. Together with his affiliates, Mr. Kirk owns more than 50% of Intrexon's common stock and approximately 38% of our common stock. Two of our directors, Julian Kirk (who is the son of Randal J. Kirk) and Marcus E. Smith, are officers of Third Security, which is owned by Randal J. Kirk.

On September 7, 2016, we issued an aggregate of approximately $18.1 million in principal of convertible promissory notes (each a Note and collectively, the Notes) and accompanying warrants to purchase an aggregate of 6,029,174 shares of common stock (Private Placement Warrants) in a private placement (2016 Private Placement) to institutional and accredited investors. Affiliates of Randal J. Kirk (including Intrexon) participated in the 2016 Private Placement, and were issued an aggregate of $6,762,500 in principal of Notes and accompanying Private Placement Warrants to purchase an aggregate of 2,254,168 shares of common stock. We have elected to accrue all interest due on the Notes and no principal payments have been made.

On March 7, 2017, we entered into a Securities Purchase Agreement with certain of our existing investors pursuant to which we issued and sold a total of 8,000 units (each a Unit, collectively the Units) for a purchase price of $1,000 per Unit, with each Unit consisting of (i) one share of our Series A Convertible Preferred Stock (Series A Preferred Stock) convertible into 429 shares of our common stock and (ii) an accompanying warrant to purchase up to a number of shares of common stock equal to 100% of the conversion shares issuable on March 7, 2017 pursuant to the shares of Series A Preferred Stock purchased by each investor (collectively, the Series A Preferred Stock Offering).  Affiliates of Randal J. Kirk (including Intrexon) participated in the Series A Preferred Stock Offering, and were issued an aggregate of 3,016 shares of Series A Convertible Preferred Stock and accompanying warrants to purchase 1,293,864 shares of common stock for aggregate gross proceeds of $3,016,000.

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EXECUTIVE COMPENSATION
Our named executive officers for 2016 are John Maslowski, our President and Chief Executive Officer, David Pernock, our former Chief Executive Officer, Keith A. Goldan, our former Senior Vice President, Chief Financial Officer and Treasurer and Michael F. Marino, our former Senior Vice President, General Counsel and Corporate Secretary.
Summary Compensation Table

The following table presents information regarding the compensation of our named executive officers for 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($)		Total ($)
John Maslowski	2016	276,346	—	301,636	50,000	11,054	(6)	639,036
President and Chief Executive Officer	2015	250,000	—	293,311	72,187	6,923	(6)	622,421

David Pernock (1)	2016	471,154	—	741,327	—	47,115	(7)	1,259,596
Former Chairman of the Board and Chief Executive Officer	2015	490,000	—	736,595	—	—		1,226,595

Keith A. Goldan (2)	2016	354,923	—	348,861	—	9,912	(8)	713,696
Former Senior Vice President, Chief Financial Officer and Treasurer	2015	273,269	—	1,318,058	91,451	7,269	(6)	1,690,047

Michael F. Marino (3)	2016	329,923	—	261,644	—	9,476	(6)	601,043
Former Senior Vice President, General Counsel and Corporate Secretary	2015	187,500	—	835,647	55,021	4,875	(6)	1,083,043
_______________

(1)	Mr. Pernock commenced employment with us on February 1, 2010 and resigned on December 16, 2016.

(2)	Mr. Goldan commenced employment with us on March 18, 2015 and resigned on January 1, 2017.

(3)	Mr. Marino commenced employment with us on June 1, 2015 and resigned on January 25, 2017.

(4)
Represents the full grant date fair value of the option grants, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718). These amounts do not necessarily correspond to the actual value that may be realized by the named executive officers. The assumptions made in valuing the option awards reported in this column are discussed in our audited financial statements (Note 3, Summary of Significant Accounting Policies - Stock-Based Compensation, and Note 11, Stock-Based Compensation) included in our 2016 Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC.

(5)	Amounts in this column represent annual performance bonuses earned for the year shown based on pre-established performance objectives.

(6)	Amounts represent employer matching contributions made on behalf of the named executive officer to our 401(k) plan.

(7)
Amounts represent Mr. Pernock's separation payment ($18,846) and accrued vacation balance as of December 16, 2016 ($28,269), which were paid to Mr. Pernock pursuant to his separation agreement and general release, dated December 18, 2016. See the "Additional Narrative Disclosure - Potential Payments Upon Termination or Change in Control " section of this Proxy Statement for details.

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(8)
Amounts include $4,912 of employer matching contributions made on behalf of Mr. Goldan to our 401(k) plan and $5,000 of severance paid to Mr. Goldan in November 2016 pursuant to his separation agreement and release, dated November 4, 2016. Amounts exclude an additional $25,000 of severance paid to Mr. Goldan in January 2017 upon Mr. Goldan's execution of the supplemental release set forth in his separation agreement on January 4, 2017. See the "Additional Narrative Disclosure - Potential Payments Upon Termination or Change in Control " section of this Proxy Statement for details.

Narrative Disclosure to Summary Compensation Table

2016 Equity Incentive Compensation

On March 1, 2016, we granted options to purchase shares of our common stock to each of our named executive officers under our 2009 Equity Incentive Plan, as amended (the “2009 Plan”), as follows: (i) 33,334 options to Mr. Maslowski; (ii) 141,667 options to Mr. Pernock; (iii) 66,667 options to Mr. Goldan; and (iv) 50,000 options to Mr. Marino. The exercise price of each such option was $6.81 per share. On December 16, 2016, we granted Mr. Maslowski an option to purchase 83,334 shares of our common stock under the 2009 Plan with an exercise price of $1.9875 per share. Each of the foregoing options is scheduled to vest and become exercisable as to 25% of the option on the first anniversary of the date of grant and as to 75% of the option in 12 equal quarterly installments thereafter, subject to the executive’s continued employment on each vesting date. These options were forfeited by Messrs. Pernock, Goldan and Marino upon their resignations from us on December 16, 2016, January 1, 2017 and January 25, 2017, respectively.

Employment Agreements with Named Executive Officers

John Maslowski

On September 14, 2015, we entered into an employment agreement with John Maslowski in connection with his promotion from Vice President, Scientific Affairs to Senior Vice President, Scientific Affairs. In a letter dated December 18, 2016, Mr. Maslowski's employment agreement was amended effective December 16, 2016 in connection with his appointment to serve as our President and Chief Executive Officer. The amendment provided that Mr. Maslowski will receive an annual base salary of $350,000 and an annual target performance bonus equal to 50% of his base salary starting in fiscal year 2016 (previously 35%). The amendment also provided that Mr. Maslowski will be eligible to participate in and be covered on the same basis as other members of our senior management under all employee benefits plans and programs maintained by us and he will be eligible to receive four weeks of vacation annually.

David Pernock

Prior to his resignation on December 16, 2016, the terms of Mr. Pernock’s employment as the Chairman of the Board and our Chief Executive Officer were set forth in an employment agreement that we entered into with him in 2013. The agreement provided for an annual salary of $490,000. Mr. Pernock was entitled to receive an annual bonus that was payable subsequent to the issuance of our final audited financial statements each fiscal year, but in no case later than 120 days after the end of our most recently completed fiscal year. The final determination on the amount of the annual bonus was made by our Compensation Committee and Board, based on criteria established by the Compensation Committee and Board. The targeted amount of Mr. Pernock’s annual bonus was 60% of his base salary, although the actual bonus could be higher or lower. The agreement also provided that Mr. Pernock was eligible to participate in our medical, dental and other employee benefit programs, if any, that were provided by us for its employees at Mr. Pernock’s level in accordance with the provisions of any such plans, provided that, if he elected to maintain his prior employer’s benefits, we would pay him an amount equal to his portion of the premium for such benefits in lieu of like-kind Company benefits. Pursuant to the employment agreement, Mr. Pernock was entitled to four weeks’ vacation per year.

Pursuant to the terms of his employment agreement, Mr. Pernock received an option granted under our 2009 Plan to purchase 266,667 shares of our common stock, which was scheduled to vest in equal quarterly installments over a four-year period commencing on February 15, 2014, provided Mr. Pernock was our Chief Executive Officer on each vesting date. The vesting of such option would have accelerated upon a "change in control" (as defined in the employment agreement), provided Mr. Pernock was employed by us within 60 days prior to the date of such change in control.

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Keith A. Goldan

Prior to his resignation on January 1, 2017, the terms of Mr. Goldan’s employment as our Senior Vice President, Chief Financial Officer and Treasurer were set forth in an employment agreement that we entered into with him in 2015. The agreement provided for an annual base salary of $350,000 and an annual target performance bonus of 40% of Mr. Goldan’s base salary. The employment agreement also provided that Mr. Goldan was eligible to participate in and be covered on the same basis as other members of our senior management, under all employee benefit plans and programs maintained by us, including without limitation vacation, retirement, health insurance and life insurance, and that he was eligible to receive four weeks of vacation annually.

Pursuant to the terms of his employment agreement, Mr. Goldan received an option granted under the 2009 Plan to purchase 100,000 shares of our common stock, which was scheduled to vest as to 25% of the option on the first anniversary of the date of grant and as to 75% of the option in 12 equal quarterly installments thereafter, provided he was employed by us on each vesting date. The vesting of such option would have accelerated upon a "change in control" (as defined in the employment agreement), provided Mr. Goldan was employed by us immediately prior to such change in control.

Michael F. Marino

Prior to his resignation on January 25, 2017, the terms of Mr. Marino’s employment as our Senior Vice President, General Counsel and Corporate Secretary were set forth an employment agreement that we entered into with him in 2015. The agreement provided for an annual base salary of $325,000 and an annual target performance bonus equal to 35% of Mr. Marino’s base salary. The employment agreement also provided that Mr. Marino was eligible to participate in and be covered on the same basis as other members of our senior management, under all employee benefit plans and programs maintained by us, including without limitation vacation, retirement, health insurance and life insurance, and that he was eligible to receive four weeks of vacation annually. Mr. Marino was also entitled to receive an allowance of $15,000 upon relocation closer to our offices.

Pursuant to the terms of his employment agreement, Mr. Marino received an option granted under the 2009 Plan to purchase 73,333 shares of our common stock, which was scheduled to vest as to 25% of the option on the first anniversary of the date of grant and as to 75% of the option in 12 equal quarterly installments thereafter, provided he was employed by us on each vesting date. The vesting of such option would have accelerated upon a "change in control" (as defined in the employment agreement), provided Mr. Marino was employed by us immediately prior to such change in control.

For a description of the severance entitlements of Messrs. Maslowski, Goldan and Marino pursuant to their respective employment agreements and the severance benefits paid to Messrs. Pernock, Goldan and Marino in connection with their resignations from us on December 16, 2016, January 1, 2017 and January 25, 2017, respectively, see the section below entitled “Executive Compensation - Additional Narrative Disclosure - Potential Payments Upon Termination or Change in Control.”

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2016 Outstanding Equity Awards At Fiscal Year-End

The following table presents information regarding the outstanding stock options held by our named executive officers at December 31, 2016.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
John Maslowski	—		83,334	(1)	1.9875	12/16/2026
	—		33,334	(2)	6.81	3/1/2026
	8,334		25,000	(3)	10.59	1/20/2025
	3,334		3,333	(4)	8.82	5/13/2024
	3,334		3,333	(5)	14.85	1/17/2024
	5,834		—		16.47	7/19/2023
	4,534		—		46.50	1/14/2021

David Pernock	38,126	(6)	—		10.05	1/26/2025
	200,000	(7)	—		10.20	11/15/2023
	58,334	(6)	—		16.47	7/19/2023
	20,000	(8)	—		61.50	4/8/2021
	28,000	(9)	—		46.50	1/14/2021
	22,000	(10)	—		81.00	2/1/2020

Keith A. Goldan	—		66,667	(11)	6.81	3/1/2026
	43,750		56,250	(12)	16.05	3/18/2025

Michael F. Marino	—		50,000	(13)	6.81	3/1/2026
	27,501		45,833	(14)	14.28	6/1/2025
_______________

(1)
Represents unvested portion of stock option award that will vest 25% on the first anniversary date following the December 16, 2016 grant date, with the remainder vesting in 12 equal quarterly installments thereafter, provided Mr. Maslowski is still employed with us on each vesting date.

(2)
Represents unvested portion of stock option award that will vest 25% on the first anniversary date following the March 1, 2016 grant date, with the remainder vesting in 12 equal quarterly installments thereafter, provided Mr. Maslowski is still employed with us on each vesting date.

(3)
Represents unvested portion of stock option award that vested 25% on January 20, 2016 (first anniversary date following the January 20, 2015 grant date), with the remainder vesting in three equal quarterly installments thereafter, provided Mr. Maslowski is still employed with us on each vesting date.

(4)
Represents unvested portion of stock option award that vested 25% on May 13, 2015 and May 13, 2016 (anniversary dates following the May 13, 2014 grant date), with the remainder vesting in two equal annual installments thereafter, provided Mr. Maslowski is still employed with us on each vesting date.

(5)
Represents unvested portion of stock option award that vested 25% on January 17, 2015 and January 17, 2016 (anniversary dates following the January 17, 2014 grant date), with the remainder vesting in two equal annual installments thereafter, provided Mr. Maslowski is still employed with us on each vesting date.

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(6)
All exercisable shares underlying the option will be forfeited on June 16, 2017, the expiration of the six-month period following Mr. Pernock's resignation, effective December 16, 2016, if not exercised prior to such date.

(7)	All exercisable shares underlying the option will be forfeited on November 15, 2023, the original expiration date of the option, if not exercised prior to such date.

(8)	All exercisable shares underlying the option will be forfeited on April 8, 2021, the original expiration date of the option, if not exercised prior to such date.

(9)	All exercisable shares underlying the option will be forfeited on January 14, 2021, the original expiration date of the option, if not exercised prior to such date.

(10)
All exercisable shares underlying the option will be forfeited on December 16, 2017, the expiration of the one-year period following Mr. Pernock's resignation, effective December 16, 2016, if not exercised prior to such date.

(11)
Represents unvested portion of stock option award that was scheduled to vest 25% on March 1, 2017 (first anniversary date following the March 1, 2016 grant date), with the remainder vesting in 12 equal quarterly installments thereafter, provided Mr. Goldan was still employed with us on each vesting date. However, all 66,667 unvested shares underlying the option were forfeited upon Mr. Goldan's resignation from us, effective as of January 1, 2017.

(12)
Represents unvested portion of stock option award that vested 25% on March 16, 2016 (first anniversary date following the March 18, 2015 grant date), with the remainder vesting in 12 equal quarterly installments thereafter, provided Mr. Goldan is still employed with us on each vesting date. However, all 56,250 unvested shares underlying the option were forfeited upon Mr. Goldan's resignation from us in January 2017.

(13)
Represents unvested portion of stock option award that was scheduled to vest 25% on March 1, 2017 (first anniversary date following the March 1, 2016 grant date), with the remainder vesting in 12 equal quarterly installments thereafter, provided Mr. Marino is still employed with us on each vesting date. However, all 50,000 unvested shares underlying the option were forfeited upon Mr. Marino's resignation from us in January 2017.

(14)
Represents unvested portion of stock option award that vested 25% on June 1, 2016 (first anniversary date following the June 1, 2015 grant date), with the remainder vesting in 12 equal quarterly installments thereafter, provided Mr. Marino is still employed with us on each vesting date. However, all 45,833 unvested shares underlying the option were forfeited upon Mr. Marino's resignation from us in January 2017.

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Additional Narrative Disclosures

Potential Payments Upon Termination or Change in Control

John Maslowski

Pursuant to his employment agreement, which is described above in the section entitled “Executive Compensation - Narrative Disclosure to Summary Compensation Table - Employment Agreements with Named Executive Officers,” if Mr. Maslowski’s employment is terminated by us without cause or by Mr. Maslowski due to good reason, he will receive a lump sum severance payment equal to nine months of his then current base salary and nine months of monthly COBRA premiums; provided that if such termination of employment occurs within 60 days before or 18 months after a “change of control” (as defined in the employment agreement), then the severance payment will be a lump sum equal to (i) the last annual bonus paid to Mr. Maslowski, plus (ii) 18 months of his then current base salary, plus (iii) 18 months of monthly COBRA premiums. All severance payments will be made 60 days following such termination, provided that Mr. Maslowski has executed and delivered to us a general release that becomes effective within 60 days following his termination of employment. If Mr. Maslowski’s employment with us terminates for any reason, he will receive any base salary earned but unpaid through the termination date in accordance with our normal payroll practices and any benefits accrued and due under any of our applicable benefit plans and programs and of our affiliates. Mr. Maslowski’s employment agreement contains typical restrictive covenant provisions, including non-competition and non-solicitation restrictions, which shall apply during the term of his employment and for a period of one year thereafter.

For purposes of Mr. Maslowski’s employment agreement, "cause" for termination means that Mr. Maslowski: (A) is convicted of or pleads nolo contendere to a felony or misdemeanor involving moral turpitude; (B) engages in the commission of fraud, misappropriation or embezzlement against any person; (C) engages in theft or misappropriation of any property or money of ours or any of our affiliates; (D) materially breaches the terms of the employment agreement; or (E) engages in willful or gross neglect of his duties, willful or gross misconduct in the performance of his duties or the willful violation of any of our material policies. For purposes of the employment agreement, "good reason" means: (i) a material breach of the employment agreement by us, (ii) any change of Mr. Maslowski’s principal office location to a location that requires a one-way commute of more than 50 miles from 405 Eagleview Boulevard, Exton, PA, or (iii) the assignment to Mr. Maslowski of any duties materially inconsistent with the duties or responsibilities of the Chief Executive Officer or any other action by us that results in a material diminution in such position, authority, duties, or responsibilities, excluding an isolated, insubstantial, and inadvertent action not taken in bad faith.

David Pernock

On December 16, 2016, David Pernock resigned as our Chairman of the Board and Chief Executive Officer. In connection with his resignation, we and Mr. Pernock entered into a separation agreement and general release, dated December 18, 2016, pursuant to which we provided Mr. Pernock with the following separation benefits in exchange for him agreeing to a release of claims and complying with certain other continuing obligations contained therein (including compliance with the restrictive covenants in his employment agreement):

•
we paid Mr. Pernock a lump sum cash amount equal to the base salary that Mr. Pernock would have earned if he had remained an employee of the Company from the December 16, 2016 through January 7, 2017, less applicable withholdings and deductions; and

•
Mr. Pernock is eligible to exercise the vested portion of the stock option (i.e., 200,000 shares of our common stock) granted to him on November 15, 2013 (the “2013 Option”) under our 2009 Plan until the original expiration date of the 2013 Option (i.e., November 15, 2023), subject to the terms and conditions of the 2009 Plan and the applicable award agreement. The unvested portion of the 2013 Option was forfeited by Mr. Pernock as of December 16, 2016. The treatment of all other stock options held by Mr. Pernock will be determined in accordance with the terms of the 2009 Plan and the applicable award agreements issued to Mr. Pernock, as described above in the footnotes to the “2016 Outstanding Awards at Fiscal Year-End” table.

In addition, we (a) paid any and all of Mr. Pernock’s compensation due and owing to him as of December 16, 2016, including any accrued and unused vacation, in accordance with our usual compensation and payroll practices, and (b) reimbursed Mr. Pernock for all reasonable unreimbursed business expenses incurred by him as December 16, 2016 in accordance with our expense reimbursement policy.

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Keith A. Goldan

Pursuant to his employment agreement, which is described above in the section entitled “Executive Compensation - Narrative Disclosure to Summary Compensation Table - Employment Agreements with Named Executive Officers,” if Mr. Goldan’s employment was terminated by us without “cause” or by Mr. Goldan due to “good reason,” he would have received a lump sum severance payment equal to nine months of his base salary and nine months of the then applicable monthly COBRA premium; provided that if such termination of employment occurred within 60 days before or 18 months after a “change in control” (as such terms are defined in his employment agreement), then the severance payment would have been a lump sum equal to (i) Mr. Goldan’s last annual bonus, plus (ii) 18 months of Mr. Goldan’s base salary, plus (iii) 18 months of the then applicable monthly COBRA premium. All severance payments would have been made 60 days following such termination, provided that Mr. Goldan had executed and delivered to us an effective general release. If Mr. Goldan’s employment with us terminated for any reason, he would have received any base salary earned but unpaid through the termination date in accordance with our normal payroll practices and any benefits accrued and due under any applicable benefit plans and programs of ours and our affiliates. Mr. Goldan’s employment agreement contained typical restrictive covenant provisions, including a non-competition and non-solicitation provision, which applied during his employment and for one year after any termination of employment.

On November 4, 2016, Mr. Goldan entered into a separation agreement and release with us, which set forth the terms of his resignation from the Company, the effective date of which was January 1, 2017. In exchange for Mr. Goldan agreeing to a release of claims and complying with certain other continuing obligations contained in the separation agreement and release (including compliance with the restricted covenants in his employment agreement), we continued to employ Mr. Goldan through January 1, 2017 at his then current rate of pay and paid Mr. Goldan severance of $30,000, less applicable withholdings and deductions. We paid Mr. Goldan $5,000 of the severance amount in November 2016 following his original execution of the separation agreement and release and the remaining $25,000 of the severance amount in January 2017 following his execution of the supplemental release set forth in his separation agreement and release. In addition, we (a) paid all of Mr. Goldan's compensation due and owing to him as of January 1, 2017, including any accrued and unused vacation as of January 1, 2017, in accordance with our usual compensation and payroll practices, (b) continued medical and dental benefits under the terms of our applicable plans for Mr. Goldan and his spouse and dependents until and including January 1, 2017, and (c) reimbursed Mr. Goldan for all reasonable unreimbursed business expenses incurred by him as of January 1, 2017 in accordance with the our expense reimbursement policy.

Michael F. Marino

Pursuant to his employment agreement, which is described above in the section entitled “Executive Compensation - Narrative Disclosure to Summary Compensation Table - Employment Agreements with Named Executive Officers,” if Mr. Marino's employment was terminated by us without “cause” or by Mr. Marino due to “good reason,” he would receive a lump sum severance payment equal to nine months of his then current base salary and nine months of monthly COBRA premiums; provided that if such termination of employment occurred within 60 days before or 18 months after a “change in control” (as such term is defined in his employment agreement), then the severance payment would be a lump sum equal to (i) his last annual bonus, plus (ii) 18 months of his then current base salary, plus (iii) 18 months of monthly COBRA premiums. All severance payments would be made 60 days following such termination, provided that Mr. Marino had executed and delivered to us an effective general release. If Mr. Marino’s employment with us terminated for any reason, he would receive any base salary earned but unpaid through the termination date in accordance with our normal payroll practices and any benefits accrued and due under any applicable benefit plans and programs of ours and our affiliates. Mr. Marino’s employment agreement contained typical restrictive covenant provisions, including non-competition and non-solicitation restrictions, which applied during the term of his employment and for a period of one year thereafter.

On January 25, 2017, Mr. Marino resigned as our Senior Vice President, General Counsel and Corporate Secretary, effective immediately.

In connection with his resignation, we and Mr. Marino entered into a separation agreement and general release, dated January 25, 2017, which sets forth the terms of Mr. Marino’s separation. Pursuant to the separation agreement and general release, in exchange for Mr. Marino agreeing to a release of claims and complying with certain other continuing obligations contained therein (including compliance with the restrictive covenants in his employment agreement), we paid Mr. Marino the total amount $110,852, less applicable withholdings and deductions. In addition, we (a) paid all of Mr. Marino’s compensation due and owing to him as of January 25, 2017, including any accrued and unused vacation for fiscal year 2017, in accordance with our usual compensation and payroll practices, and (b) reimbursed Mr. Marino for all reasonable unreimbursed business expenses incurred by him as of January 25, 2017 in accordance with our expense reimbursement policy.

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401(k) Plan

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code (IRS). All of our employees are eligible to participate in our 401(k) plan and our named executive officers are eligible to participate on the same basis as our other employees, subject to applicable laws. Pursuant to our 401(k) plan, participants are eligible to make pretax elective deferrals and/or Roth (post-tax) elective deferrals by up to the statutorily prescribed limit, and have such deferrals contributed to the 401(k) plan. Effective January 1, 2016, the Company elected to make safe harbor matching contributions in an amount equal to 100% on the first 3% of eligible compensation deferred and 50% on the next 2% of eligible compensation deferred, subject to maximum IRS compensation limits, which immediately vests in full. For purposes of applying the safe harbor contribution, compensation is based on a bi-weekly payroll period.

Prior to January 1, 2016 and effective for 2015 employee contributions to the 401(k) plan, the Company made discretionary matching contributions in an amount equal to 50% on the first 6% of eligible compensation deferred. No employer matching contributions were made prior to 2015.

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DIRECTOR COMPENSATION

Non-Employee Director Compensation

We compensate our non-employee directors with a combination of cash, which is designed to compensate directors for their service, and equity, which is designed to align their interests with the long-term interests of our stockholders. Directors who are also our employees receive no additional compensation (beyond their regular employee compensation) for their service as a director. Under our director compensation policy, each non-employee director receives an annual retainer fee of $45,000 for service on the Board, our Chairman of the Board receives an additional retainer of $60,000, our Lead Independent Director receives an additional annual retainer of $30,000 and each non-employee director receives the following additional annual retainer fees for Board committee service:

	Chair	Other Member
Audit Committee	$14,000	$7,000
Compensation Committee	$10,000	$5,000
Nominating and Corporate Governance Committee	$7,000	$3,000

Additionally, in connection with each annual meeting of stockholders, each non-employee director remaining on the Board after the Annual Meeting receives an annual equity grant, which has historically been in the form of options to purchase shares of our common stock. The number of options is determined by our Board generally in the second quarter before the Annual Meeting with the advice and input of our Compensation Committee and its independent compensation consultant.

In connection with our 2016 annual meeting of stockholders, each non-employee director received options to purchase 12,000 shares of our common stock which vest 100% on the earlier of (x) June 22, 2017 or (y) the date of the Annual Meeting, subject to the grantee's continued service through the vesting date. The options have an exercise price per share of $2.85, which was the closing price per share of our common stock as reported on NASDAQ on June 22, 2016, the date of grant.

As set forth in its written charter, our Compensation Committee reviews our director compensation practices at least annually and recommends any changes for adoption by the full Board. As such, the director compensation policy described above is subject to change at the discretion of the Board.

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2016 Director Compensation

The following table sets forth the total compensation earned by our non-employee directors in 2016:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Kelvin Moore	85,000	24,165	109,165
Marc Mazur	64,000	24,165	88,165
Marcus E. Smith	45,000	24,165	69,165
Julian Kirk	45,000	24,165	69,165
Christine St.Clare	62,000	24,165	86,165
Douglas Swirsky	63,160	24,165	87,325
_______________

(1)
Amounts in this column represent the full grant date fair value of the 12,000 option awards our Board approved and granted to each non-employee director on June 22, 2016, computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the directors. The assumptions made in valuing the option awards reported in this column are discussed in our audited financial statements (Note 3, Summary of Significant Accounting Policies under subsection "Stock-Based Compensation," and in Note 11, Stock-Based Compensation) included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC.

As of December 31, 2016, we had granted the following option awards to our non-executive directors who served as directors during 2016:

Name	Option Awards	Exercise Price
Julian Kirk	12,000	$2.85
	12,000	$16.32
	6,000	$12.42
	8,000	$16.47
	2,667	$15.00
Total	40,667

Marc Mazur	12,000	$2.85
	12,000	$16.32
	6,000	$12.42
	8,000	$16.47
	2,667	$10.50
	2,667	$46.50
	2,667	$78.00
Total	46,001

Kelvin Moore	12,000	$2.85
	12,000	$16.32
	6,000	$12.42
	8,000	$16.47
	2,667	$10.50
	2,667	$46.50
	2,667	$56.25
Total	46,001

Fibrocell - 2017 Proxy Statement | 31

Name	Option Awards	Exercise Price
Marcus E. Smith	12,000	$2.85
	12,000	$16.32
	6,000	$12.42
	8,000	$16.47
	2,667	$15.00
Total	40,667

Christine St.Clare	12,000	$2.85
	12,000	$16.32
	6,000	$12.42
	8,000	$16.47
	2,667	$10.50
Total	40,667

Douglas Swirsky	12,000	$2.85
	12,000	$16.32
	6,000	$12.42
	8,000	$16.47
	2,667	$11.25
Total	40,667

Fibrocell - 2017 Proxy Statement | 32

OUR EQUITY COMPENSATION PLANS
Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans as of December 31, 2016:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,271,045	(1)	$15.18	1,240,870
Equity compensation plans not approved by security holders	8,334	(2)	$12.00	—
Total	1,279,379		$15.16	1,240,870
_______________

(1)	Represents shares of common stock issuable upon exercise of outstanding stock options under our 2009 Plan. Our 2009 Plan has been approved by our stockholders.

(2)	Consists of stock options issued to consultants outside of our 2009 Plan. These options were issued in 2013 prior to our stock being listed on a national securities exchange.

Fibrocell - 2017 Proxy Statement | 33

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Recent Change in Independent Registered Public Accounting Firm

On September 3, 2015, our Audit Committee engaged PricewaterhouseCoopers LLP (PwC) to serve as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2015, and dismissed BDO USA, LLP (BDO) as our independent registered public accounting firm. BDO had audited our consolidated financial statements for the years ended December 31, 2014 and 2013. The reports of BDO on our consolidated financial statements for the years ended December 31, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than:

•
BDO’s audit report included in our Annual Report on Form 10-K/A for the year ended December 31, 2013 (2013 Amended Form 10-K) references BDO’s adverse opinion on our internal control over financial reporting as of December 31, 2013 as further discussed below, which required us to restate our consolidated financial statements for the years ended December 31, 2013, 2012, and 2011 to correct an error in the classification of, and accounting for, warrants; and

•
BDO’s audit report included in our Annual Report on Form 10-K for the year ended December 31, 2014 (2014 Form 10-K) references BDO’s adverse opinion on our internal control over financial reporting as of December 31, 2014 as further discussed below.

During the years ended December 31, 2014 and 2013, and the subsequent period through BDO's dismissal on September 3, 2015, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act, except as follows:

•
As disclosed in Item 9A of our 2013 Amended Form 10-K, our management concluded that as of December 31, 2013, our internal control over financial reporting was not effective because of the existence of a material weakness related to management’s prior interpretation of ASC 815 Derivatives and Hedging and initial classification and subsequent accounting of warrants as either liabilities or equity instruments. BDO’s audit report included in our 2013 Form 10-K opined that we did not maintain effective internal control over financial reporting as of December 31, 2013 because of this material weakness. Our management concluded that this material weakness was remediated in the second quarter of 2014; and

•
As disclosed in Item 9A of our 2014 Form 10-K, our management concluded that as of December 31, 2014, our internal control over financial reporting was not effective because of the existence of a material weakness related to management’s review of the assumptions used in the valuation modeling of its warrants classified as liabilities. Our management concluded that this material weakness was remediated in the second quarter of 2015.

Our Audit Committee discussed the subject matter of these material weaknesses with BDO, and we have authorized BDO to respond fully to the inquiries of our successor independent registered public accounting firm, PwC, concerning these material weaknesses.

In connection with the audits of our consolidated financial statements for the years ended December 31, 2014 and 2013, and the subsequent period through BDO's dismissal on September 3, 2015, there were no disagreements between us and BDO regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference thereto in its reports on our consolidated financial statements for such years. BDO has not advised us of any information that, if further investigated, may materially impact the fairness or reliability of a previously issued audit report by BDO or our previously filed financial statements, nor have we been advised of any concerns regarding the ability of BDO to rely on our management’s representations in connection with BDO's audit engagement, except as it relates to the restatement of our consolidated financial statements for the years ended December 31, 2013, 2012, and 2011 in our 2013 Amended Form 10-K.

Effective September 3, 2015, our Audit Committee engaged PwC to serve as our independent registered public accounting firm at the direction of our Audit Committee. During the two most recent fiscal years prior to such date, and in the subsequent interim periods through BDO's dismissal on September 3, 2015, we did not consult with PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that

Fibrocell - 2017 Proxy Statement | 34

might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that PwC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a)(1) (iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth all fees paid or accrued by us for professional services rendered by PwC and BDO during the years ended December 31, 2016 and 2015:

	2016			2015
	PwC	BDO	Total	PwC	BDO	Total
Audit Fees (1)	$577,772	$—	$577,772	$397,339	$143,750	$541,089
Audit Related Fees (2)	—	117,740	117,740	—	38,900	38,900
Tax Fees (3)	—	—	—	—	—	—
All Other Fees (4)	—	—	—	—	—	—
TOTAL	$577,772	$117,740	$695,512	$397,339	$182,650	$579,989
_______________

(1)
Audit Fees represent the aggregate fees billed for professional services rendered by our independent registered public accounting firm for the audit of our annual financial statements and internal controls over financial reporting, review of financial statements included in our quarterly reports or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years, such as the issuance of consents in connection with registration statement filings with the SEC and comfort letters in connection with securities offerings.

(2)
Audit-Related Fees represent the aggregate fees billed for assurance and related professional services rendered by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees" including the issuance of consents in connection with registration statement filings with the SEC and comfort letters in connection with securities offerings.

(3)	Tax Fees represent the aggregate fees billed for professional services rendered by our independent registered public accounting firm for tax compliance, tax advice and tax planning services.

(4)
All Other Fees represent the aggregate fees billed for all other products and services rendered by our independent registered public accounting firm other than the services reported in the other categories.

Pre-Approval Policies and Procedures

Our Audit Committee has established a policy that requires it, or the Chair of our Audit Committee pursuant to delegated authority, to pre-approve all services provided by our independent registered public accounting firm and the fees for such services. Our Audit Committee considers, among other things, the possible effect of the performance of such services on the firm's independence. The prior approval of our Audit Committee, or the Chair of our Audit Committee pursuant to delegated authority, was obtained for all services provided by PwC and BDO in 2016 and 2015 and the fees for such services.

Fibrocell - 2017 Proxy Statement | 35

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and our 2016 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and our 2016 Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary by mail, c/o Fibrocell Science, Inc., 405 Eagleview Blvd., Exton, Pennsylvania 19341 or by phone at (484) 713-6000. If you participate in householding and wish to receive a separate copy of this Proxy Statement and our 2016 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above.

If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of this Proxy Statement or our 2016 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our common stock sharing an address.

Fibrocell - 2017 Proxy Statement | 36

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of our 2016 Annual Report, consisting of our Annual Report on Form 10-K for the year ended December 31, 2016, has been made available or mailed concurrently with this Proxy Statement, without charge, to stockholders entitled to notice of and to vote at the Annual Meeting, provided that we have not included the exhibits to the Form 10-K. We will provide copies of the exhibits to the Form 10-K upon request by eligible stockholders, provided that we may impose a reasonable fee for providing such exhibits, which is limited to our reasonable expenses. Requests for copies of such exhibits should be mailed to Fibrocell Science, Inc., 405 Eagleview Blvd., Exton, Pennsylvania 19341, Attention: Corporate Secretary.

Fibrocell - 2017 Proxy Statement | 37

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

If you wish to submit a proposal to be considered for inclusion in next year's proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and received by our Corporate Secretary no later than December 28, 2017. Proposals received after that date will not be included in the proxy materials we send out in connection with our 2018 Annual Meeting of Stockholders. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. To be timely, stockholder notice of any such proposal must be received by us not later than December 28, 2017; provided, however, that in the event that the date of the 2018 Annual Meeting of Stockholders is held by more than thirty (30) days from the anniversary date of the 2017 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered not earlier than the close of business on the thirtieth day prior to the 2018 Annual Meeting of Stockholders; provided, that in the event that less than 40 days’ notice of the date of the meeting is given to stockholders, to be timely, a stockholders’ notice of business to be brought before the meeting shall be so received no later than the close of business of the tenth day following the day on which such notice of the date of the 2018 Annual Meeting of Stockholders was mailed. All stockholder proposals should be sent to the attention of our Corporate Secretary, c/o Fibrocell Science, Inc., 405 Eagleview Blvd., Exton, Pennsylvania 19341. The notice of the proposal also must comply with the content requirements for such notices set forth in our Fourth Amended and Restated Bylaws.

* * *

Fibrocell - 2017 Proxy Statement | 38

Your vote is important. Even if you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions as soon as possible.

By Order of the Board of Directors of FIBROCELL SCIENCE, INC.
.

John M. Maslowski
President and Chief Executive Officer
April 27, 2017
Exton, Pennsylvania

Fibrocell - 2017 Proxy Statement | 39

FIBROCELL SCIENCE, INC.
ATTN: CORPORATE SECRETARY
405 EAGLEVIEW BOULEVARD
EXTON, PA 19341

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR ALL the following nominees:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Marcus Smith   02 Julian Kirk

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017.	☐	☐	☐

NOTE: In his discretion, the proxy holder is authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000337362_1 R1.0.1.15

Fibrocell - 2017 Proxy Card

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2016 Annual Report on Form 10K, Notice of 2017 Annual Meeting of Stockholders and Proxy Statement is/are available at www.proxyvote.com

FIBROCELL SCIENCE, INC.
Annual Meeting of Stockholders
June 22, 2017
This proxy is solicited by the Board of Directors

The undersigned stockholder acknowledges receipt of the Notice of 2017 Annual Meeting of Stockholders and Proxy Statement, dated April 27, 2017, and hereby appoints John Maslowski proxy for the undersigned, with full power of substitution, to vote all of the undersigned's shares of common stock of Fibrocell Science, Inc. (the "Company") at the 2017 Annual Meeting of Stockholders of the Company to be held at Fibrocell Corporate Headquarters, 405 Eagleview Boulevard, Exton, PA 19341, on June 22, 2017, at 8:30 a.m., local time, and at any adjournments or postponements thereof.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES SET FORTH IN PROPOSAL 1, FOR THE PROPOSAL SET FORTH IN ITEM 2 AND WILL GRANT DISCRETIONARY AUTHORITY FOR ALL OTHER MATTERS THAT PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

Continued and to be signed on reverse side

0000337362_2 R1.0.1.15

Fibrocell - 2017 Proxy Card